UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

LINCOLNWAY ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

____________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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July 9, 2007

Dear Member:

The annual meeting of the members of Lincolnway Energy, LLC was held on April 3, 2007. One of the items on the ballot for the annual meeting was the election of three directors, and there were eight nominees for those three director positions. A nominee needed to receive the vote of at least a majority of the units represented at the annual meeting in order to be elected as a director. There were 33,844 units represented at the annual meeting, so a nominee needed to receive the vote of at least 16,923 units in order to be elected as a director. The only nominee who received the necessary vote was Jim Hill.

The members voted on the election of the two director positions that were not filled at the annual meeting pursuant to a vote that was conducted only by ballots which were accepted until 3:00 p.m. on May 2, 2007. Perry Ritland withdrew his nomination for election as a director before the May election, so there were six nominees for the two director positions. A nominee needed to receive the vote of at least a majority of the units which were voted in the May election in order to be elected as a director. There were 31,920 units voted in the May election, so a nominee needed to receive the vote of at least 15,961 units in order to be elected as a director. No nominee received that vote.

The members therefore need to vote again on the election of the two director positions. Franklin Codel has withdrawn his nomination for election as a director, so there are five nominees for the two director positions. Those nominees received the following number of votes at the annual meeting and in the May election:

Name	Annual Meeting Votes	May Election Votes

David Eggers	14,605	12,240
Lad Grove	5,294	980
David Hassebrock	12,478	11,660
Richard Johnson	15,663	15,696
Kurt Olson	16,429	14,843

The members approved an Amended and Restated Operating Agreement on June 29, 2007. The Amended and Restated Operating Agreement changed the necessary vote for the election of directors from a majority of the units voted in the election to a plurality of the units voted in the election. Under the new plurality voting requirement, the two nominees who receive the highest number of votes will be elected as directors.

The vote on the election of the two directors is being taken only by ballot, and no meeting of the members will be held. Your ballot must be received at the principal office of Lincolnway Energy by no later than 3:00 p.m. on July 27, 2007 in order to be counted.

It is important that your units be voted, so please review the Proxy Statement and Ballot being provided to you along with this letter, and then complete, sign and date your ballot and promptly return it in the enclosed envelope. This will also help ensure a quorum of the members for the election and may save Lincolnway Energy, LLC the expenses and extra work of additional solicitation.

Thank you for your continued interest in the affairs of Lincolnway Energy, LLC.

Sincerely,

/s/ William Couser
William Couser, Chairman

LINCOLNWAY ENERGY, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is being provided by Lincolnway Energy, LLC ("Lincolnway Energy") in connection with the solicitation of ballots by Lincolnway Energy for the election of two directors to fill the two director positions which were not filled at the April 3 annual meeting of the members or in the May election. The vote on the election for those two director positions is being taken only by ballot, and no meeting of the members will be held.

If a ballot is properly completed and timely returned, the units it represents will be voted in accordance with the specifications provided in the ballot. You must complete, date and sign your ballot. You must deliver your ballot to the principal office of Lincolnway Energy in person or by mail. In either case, the ballot must be received at the principal office of Lincolnway Energy by no later than 3:00 p.m. on July 27, 2007 in order to be valid and counted. You will be permitted to revoke your ballot after it has been received by Lincolnway Energy, but only in person at the principal office of Lincolnway Energy and only before 3:00 p.m. on July 27, 2007. If you timely revoke your ballot, you will be provided with another ballot that you may complete and return to Lincolnway Energy by no later than 3:00 p.m. on July 27, 2007.

This Proxy Statement and the accompanying ballot were first mailed to members on or around July 9, 2007. The cost of the preparation, distribution and handling of this Proxy Statement and the ballots will be borne by Lincolnway Energy.

The ballot is solicited on behalf of the Directors of Lincolnway Energy.

VOTING SECURITIES

Only members of record as of the close of business on July 9, 2007 are entitled to vote on the election of the two directors.

Lincolnway Energy's authorized units consists of a single class of units, with no par value ("Units"). There were 42,049 Units outstanding on July 9, 2007. Those Units were held by 964 different members. Each member has one vote for each Unit held by the member.

The members holding at least twenty-five percent (25%) of the outstanding Units constitutes a quorum of the members. A member voting by a ballot which is properly completed and timely returned to Lincolnway Energy will be counted for purposes of establishing a quorum for the vote on the election of the two directors. In order for a ballot to be timely returned, the ballot must be received at the principal office of Lincolnway Energy by no later than 3:00 p.m. on July 27, 2007.

If a quorum is obtained through the ballots returned by the members, the vote of a plurality of the Units which are represented by the ballots will be the act of the members with respect to the election of the two directors. A plurality vote means that the two nominees who receive the highest number of votes will be elected to fill the two director positions.

Votes withheld and abstentions and broker non-votes represented by any ballot will be counted for quorum purposes, but will not be counted as votes cast for or against any of the nominees for director.

Lincolnway Energy's Amended and Restated Operating Agreement provides that voting by the members may be taken by written ballot, without a meeting of the members, if determined by the Directors. The Directors have determined to take that approach for this election, and a ballot is being provided to you along with this Proxy Statement.

Lincolnway Energy will tabulate the final results of the voting by the ballots on July 27, 2007.

ELECTION OF DIRECTORS

Lincolnway Energy has nine directors. Each director is elected to a three year term and until his or her successor is elected and qualified. The terms of the directors are staggered, so that the term of three directors expire in one year, three expire the next year, and three expire the following year. The staggering of the terms of the directors was commenced at the annual meeting of the members which was held on March 27, 2006, at which meeting three directors were elected to a one year term, three directors were elected to a two year term, and three directors were elected to a three year term.

The term of the three directors who were elected to a one year term at the March 27, 2006 annual meeting of the members was to expire at the annual meeting of the members which was held on April 3, 2007. One of the items on the ballot for the April 3 annual meeting was, therefore, the election of three directors, and there were eight nominees for those three director positions. There were 33,844 Units represented at the April 3 annual meeting, and a nominee needed to receive the vote of at least a majority of those Units, or 16,923 Units, in order to be elected as a director. The only nominee who received the necessary vote was Jim Hill, who received 17,156 votes.

The members voted on the election of the two director positions that were not filled at the April 3 meeting pursuant to a vote that was conducted only by ballots which were accepted until 3:00 p.m. on May 2, 2007. Perry Ritland withdrew his nomination for election as a director before the May election, so there were six remaining nominees for the two director positions. A nominee needed to receive the vote of at least a majority of the units which were voted in the May election in order to be elected as a director. There were 31,920 Units voted in the May election, so a nominee needed to receive the vote of at least 15,961 Units in order to be elected as a director. No nominee received that vote.

The members therefore need to vote again on the election of the two director positions. Franklin Codel has withdrawn his nomination for election as a director, so there are five remaining nominees for the two director positions. Those nominees received the following number of votes at the annual meeting and in the May election:

Name	Annual Meeting Votes	May Election Votes

David Eggers	14,605	12,240
Lad Grove	5,294	980
David Hassebrock	12,478	11,660
Richard Johnson	15,663	15,696
Kurt Olson	16,429	14,843

As noted above in this Proxy Statement, the voting requirement for the election of the two directors is now the vote of a plurality of the Units which are voted in the election.

The directors who are elected pursuant to the ballot vote will each serve a term which will run until the annual meeting of the members which is held in 2010 and until their successors are elected and qualified.

Lincolnway Energy had two processes by which an individual could be nominated for election as a director at the time of the nomination of the nominees. Those processes were set out in Section 5.3(b) of the prior Operating Agreement of Lincolnway Energy.

One of those processes required nominations from the Directors, because Section 5.3(b) of the prior Operating Agreement provided that one or more nominees for director positions up for election shall be named by the then current directors or by a nominating committee established by the directors. Lincolnway Energy has a nominating committee, and the nominating committee, with the unanimous approval of the Directors, nominated four individuals for election as a director at the April 3 annual meeting. Jim Hill was one of those nominees, and he was elected as a director at the April 3 annual meeting. The other three nominees continue as nominees for the two director positions which remain to be filled.

The other process that was set out in Section 5.3(b) of the prior Operating Agreement allowed a nominee for election as a director to be designated by any member or members holding at least five percent of the outstanding Units if a notice setting out the information described in Section 5.3(b) was given to Lincolnway Energy within the time period provided for in Section 5.3(b). The nominee also needed to consent to be named as a nominee in Lincolnway Energy's proxy statement and to serve as a director if elected, and to provide Lincolnway Energy with the information contemplated by Section 5.3(b). Four nominees were nominated pursuant to the member nomination process for election as a director at the April 3 annual meeting. Two of those nominees continue as nominees for the two director positions which remain to be filled. The other nominees, Perry Ritland and Franklin Codel, have withdrawn their nomination for election as a director.

The Directors anticipate that all of the remaining nominees will be able to serve, if elected, but if any nominee is unable to serve at the time of election, any vote for that nominee will not be counted and will not be cast for any other nominee.

There are two director positions to be filled, and there are five nominees to fill those two positions. You cannot vote for more than two of the nominees. If you do, your vote on the election of directors will not be counted, and you will be deemed to have withheld voting for any of the nominees. You can vote for only one nominee. In that case, your vote for the nominee designated by you will be counted, and you will be deemed to have withheld voting for all of the other nominees. If you return a ballot but you do not vote for any of the nominees, you will be deemed to have withheld voting for any of the nominees. You will in each case still be counted for purposes of establishing a quorum for the election of the two directors.

There must be at least twenty-five percent (25%) of the outstanding Units represented by ballots which are timely and properly returned to Lincolnway Energy in order for there to be a quorum for the election. If a quorum is obtained through the ballots returned by the members, the two nominees receiving the most votes will be elected as a director.

As discussed above, Jim Hill was the only nominee who received the necessary vote at the April 3 annual meeting and was elected as a director. David Eggers and David Hassebrock were incumbent directors who were running for re-election at the April 3 annual meeting and in the May election, and they have continued to serve as directors because two director positions were not filled at the April 3 annual meeting or in the May election. They will continue to serve as directors until their successors have been elected by the members pursuant to the voting by ballot as described in this Proxy Statement.

Directors Continuing In Office After the Vote.

The following paragraphs provide some information regarding the Directors whose term extends beyond July 27, 2007, the date on which the final results of the voting by the ballots will be tabulated.

William Couser. Mr. Couser has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members which will be held in 2009. Mr. Couser has been the chairman of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. He also served as the interim president and CEO of Lincolnway Energy from May, 2004 until July 13, 2005. Mr. Couser has been self-employed as a farmer since 1977. His farming operations include row crops and cattle. Mr. Couser is 52.

Jeff Taylor. Mr. Taylor has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members which will be held in 2008. Mr. Taylor has also served as the vice president of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. Mr. Taylor has been self-employed as a farmer since 1988, and he owns and operates farms in Story County, Iowa. Mr. Taylor is 40.

Timothy Fevold. Mr. Fevold has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members which will be held in 2008. Mr. Fevold has also served as the secretary of Lincolnway Energy since May, 2004. Mr. Fevold has been employed by Hertz Farm Management, based in Ames, Iowa, since 1982, and his responsibilities involve the management of farms. Mr. Fevold has also been licensed as a real estate broker in Iowa since approximately 1987. Mr. Fevold is 46.

Terrill Wycoff. Mr. Wycoff has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members which will be held in 2009. Mr. Wycoff has also served as the treasurer of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. Mr. Wycoff has been employed by First National Bank, Ames, Iowa for approximately 45 years, and currently serves as the executive vice president of First National Bank. He is also a member of the board of directors of First National Bank. Mr. Wycoff is 64.

Brian Conrad. Mr. Conrad has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members which will be held in 2008. Mr. Conrad has been employed with John Deere Credit since 1988. He has held various positions with John Deere Credit, including credit operations, and sales and marketing. His current position with John Deere Credit is business development manager for the wind energy group. Mr. Conrad is 45.

Rick Vaughan. Mr. Vaughan has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members which will be held in 2009. Mr. Vaughan has been the General Manager of Prairie Land Cooperative since February 1995. Mr. Vaughan is 47.

James Hill. Mr. Hill has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members which will be held in 2010. Mr. Hill has been self-employed as a farmer since 1969. He has also served as an advisory council member for Farm Credit Services of America since approximately 1994. Mr. Hill is 61.

Nominees for Director.

The members need to elect two directors to fill the two director positions which were not filled at the April 3 annual meeting or in the May election. The individuals who are elected to those two director positions will each serve until the annual meeting of the members which will be held in 2010 and until their successors are elected and qualified. There are five nominees for those two director positions, and the following paragraphs provide some information regarding those nominees.

Nominees of the Nominating Committee of the Directors.

The nominating committee of the Directors, with the unanimous approval of the Directors, nominated four individuals for election as a director at the April 3 annual meeting. One of those nominees, Jim Hill, was elected at the April 3 annual meeting, and the other three nominees continue as nominees for the two director positions which remain to be filled. The following paragraphs provide some information regarding those nominees. The nominees are presented in alphabetical order in the following paragraphs.

David Eggers. Mr. Eggers has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director was to have ended at the April 3 annual meeting. Mr. Eggers has been self-employed as a farmer for over 34 years. His farming operations include corn and soybean crops and a wean-to-finish swine operation. Mr. Eggers has also owned a retail anhydrous ammonia business since approximately 1970, which provides services to farmers in the Nevada, Iowa area. Mr. Eggers is 58.

David Hassebrock. Mr. Hassebrock has been a director of Lincolnway Energy since March 27, 2006, and his current term as a director was to have ended at the April 3 annual meeting. Mr. Hassebrock has been an owner, director and employee of Hassebrock Farms, Inc. since 1984. Hassebrock Farms, Inc. operates a livestock and grain business. He has served on the board of directors of Heart of Iowa Cooperative since 2001, and he also serves as the board secretary for Heart of Iowa Cooperative. Mr. Hassebrock is the individual who has been nominated for election as a director by Heart of Iowa Cooperative pursuant to the right given to Heart of Iowa Cooperative to designate one individual for election as a director under the Amended and Restated Grain Handling Agreement between Heart of Iowa Cooperative and Lincolnway Energy. Mr. Hassebrock is 50.

Richard Johnson. Richard D. Johnson has been a self-employed certified public accountant since 2003 and, other than as a member, has had no business or other affiliation with Lincolnway Energy.

From 1979 to 2003 he served as the elected Auditor of State for the State of Iowa.

He has served since 2006 as a director of a bank holding company, Ogden Bancshares, and as a director of one of its subsidiaries, Vision Bank of Iowa. He also has served as a director of EMC National Life Insurance Company (EMCNL) since 2003 and has been a director and treasurer of Petroleum Marketers Management Insurance Company (PMMIC) since 2000. Mr. Johnson serves as a member of the audit committee of Ogden Bancshares and is chairman of the audit committees for EMCNL and PMMIC. None of these entities are reporting companies under the Securities Exchange Act of 1934.

On December 31, 2006, Mr. Johnson completed a six year term as a trustee of the Financial Accounting Foundation, the board that oversees and provides board member selection and funding of the national Accounting Standards Boards. Since January, 2003, Mr. Johnson has served as a member of the Iowa Accountancy Examining Board where he is currently vice chairman and a member of the disciplinary committee. The Accountancy Board licenses and regulates certified public accountants and accounting practitioners in the State of Iowa.

Richard Johnson, 72, has been a Boone County farm owner since 1969 and resides in Sheldahl, Iowa.

Nominees From Member Nomination Process.

Four individuals were nominated for election as a director at the April 3 annual meeting pursuant to Section 5.3(b) of the prior Operating Agreement of Lincolnway Energy. Section 5.3(b) allowed a nominee for election as a director to be designated by any member or members holding at least five percent of the outstanding Units by following the procedures set out in Section 5.3(b). Four individuals were nominated for election as a director at the April 3 annual meeting pursuant to that process. Two of those nominees, Perry Ritland and Franklin Codel, have withdrawn their nomination. The other two of those nominees continue as nominees for the two director positions which remain to be filled. The following paragraphs provide some information regarding those two nominees. The nominees are presented in alphabetical order in the following paragraphs.

Lad Grove. Mr. Grove graduated from Iowa State University in 1970 with a Bachelor of Science degree. He graduated from Drake Law School in 1973, and he has practiced law since that time. He has practiced in Ames, Iowa since 1976. Mr. Grove’s law practice has been a solo general practice involving real estate, business, probate, estate planning, litigation, family law and criminal defense law. Mr. Grove has also been involved in the ownership and management of residential real estate since 1981, including as an officer, director and owner of Grove Real Estate, Tamarack Apartments, Inc., Lad Grove Corporation, and 4403 Ontario Cooperative Housing. He also owns and operates certain farm ground. Mr. Grove is 58.

Kurt Olson. Mr. Olson graduated in 1978 from Iowa State University in ag-economics and has worked in the agricultural industry for 28 years. In that time he has been the head of several agricultural businesses. For Litchfield Realty Company he managed both commercial real estate and central Iowa farmland, while serving as an executive director from 1987 to 2003. During that time he also served as the president of the Litchfield Realty and its subsidiary, AgServ Company. With AgServ he was involved with the purchase, construction, expansion, and operation of the following projects: a grain elevator, agronomy supplier, feed manufacturer and a soybean seed processor. In 1995 he started a company called FarmLand Real Estate and Management, LC to market crop insurance and manage farmland, eventually purchasing the business in 2003. Mr. Olson remains actively involved in the business operations and management of real estate in central Iowa. Mr. Olson is 50.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Units as of July 9, 2007 by the following individuals:

•	Lincolnway Energy's directors;
•	Lincolnway Energy's officers;
•	Each nominee for election as a director pursuant to this Proxy Statement; and
•	All of Lincolnway Energy's directors and officers as a group.

Lincolnway Energy had an aggregate of 42,049 outstanding Units on July 9, 2007.

Security Ownership Table

Name of	Amount and Nature
Beneficial Owner	of Beneficial Ownership[1]	Percent of Class

William Couser,	413[2]	.98%
Director and Chairman

Jeff Taylor,	450[2,3]	1.07%
Director and Vice President

Timothy Fevold,	101.24%
Director and Secretary

Terrill Wycoff,	225.54%
Director and Treasurer

Brian Conrad,	553[2]	1.32%
Director

Rick Vaughan,	-0-	-0-%
Director

James Hill,	250.59%
Director

David Hassebrock,	25.06%
Director

David Eggers,	201.48%
Director

Richard Brehm,	-0-	0%
President and Chief Executive Officer

Kim Supercynski,	25.06%
Chief Financial Officer

Richard Johnson, nominee for director	42.10%

Lad Grove, nominee for director	25.06%

Kurt Olson, nominee for director	200.48%

All directors and officers as a group (excluding nominees for director)	2,510	5.98%

[1]	Unless otherwise indicated by a footnote, all of the Units are directly owned by the listed individual or jointly with their spouse and are not pledged as security by the listed individual.
[2]	All of the Units are pledged as security by the listed individual.
[3]	Fifty of the Units are held by a trust for which Jeff Taylor serves as one of the trustees.

To Lincolnway Energy's knowledge, as of July 9, 2007:

•
No person or group was the beneficial owner of more than 5% of the outstanding Units, and no person or group held more than 5% of the outstanding Units pursuant to any voting trust or similar agreement, and

•	There were no arrangements, including any pledge of Units by any person, the operation of which may at a subsequent date result in a change in control of Lincolnway Energy.

OTHER INFORMATION

The proxy statement which was provided to the members in connection with the April 3 annual meeting contained other information that is generally provided in connection with an annual meeting at which directors are to be elected. This Proxy Statement does not restate all of the information that was included in the proxy statement for the April 3 annual meeting, and you can refer to the proxy statement for the April 3 annual meeting for that information. The information includes, for example, information regarding the nominating committee, the audit committee and the compensation committee of Lincolnway Energy, along with the audit committee report and the compensation committee report; the number of meetings of the directors and attendance of directors at annual meetings of the members; member communications to the directors; the executive officers and significant employees of Lincolnway Energy; the compensation of the executive officers and the directors of Lincolnway Energy; the fees for services rendered by Lincolnway Energy's auditor; and a performance graph. The materials provided to the members in connection with the April 3 annual meeting also included the 2006 Annual Report of Lincolnway Energy.

MEMBER PROPOSALS FOR 2008 ANNUAL MEETING

Lincolnway Energy currently anticipates holding the annual meeting for 2008 in March or April of 2008.

In order for a proposal of any member pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 to be presented for inclusion in Lincolnway Energy's proxy materials for the annual meeting of members to be held in 2008, the proposal must be received at Lincolnway Energy's principal executive office by no later than the close of business on November 14, 2007. Any proposal will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of member proposals in Lincolnway Energy's proxy materials. As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included in Lincolnway Energy's proxy materials.

Any member proposal, other than with respect to a nominee for election as a director, which is submitted outside the processes of Rule 14a-8 shall be considered untimely unless received at Lincolnway Energy's principal executive office by no later than January 22, 2008.

Under Section 4.3 of the Amended and Restated Operating Agreement of Lincolnway Energy, any member or members owning at least five percent of the outstanding Units may nominate an individual for election as a director at the next annual meeting of the members by following the procedures and meeting the requirements set out in Section 4.3. One of those requirements is that a fully completed nomination petition must be received at the principal office of Lincolnway Energy no sooner than the October 1, but not later than the November 30, which precedes the annual meeting in question. The applicable dates for the 2008 annual meeting of the members are therefore October 1, 2007 and November 30, 2007. The nominee must also follow the procedures and meet the requirements set out in Section 4.3.

A member who wishes to submit a proposal or nomination is encouraged to seek independent counsel about the requirements of the Securities and Exchange Commission and under the Amended and Restated Operating Agreement of Lincolnway Energy. Lincolnway Energy will not consider any proposal or nomination that does not meet the requirements of the Securities and Exchange Commission and the requirements of the Amended and Restated Operating Agreement of Lincolnway Energy.

All proposals and nominations should be directed to Lincolnway Energy's principal executive office located at 59511 W. Lincoln Highway, Nevada, Iowa, to the attention of Lincolnway Energy's secretary. Lincolnway Energy suggests that proposals and nominations be sent by certified mail, return receipt requested, or by another means which permits proof of the date of delivery.

By order of the Directors,

/s/ Timothy Fevold
Timothy Fevold, Secretary
Nevada, Iowa
July 9, 2007

LINCOLNWAY ENERGY, LLC
BALLOT

This Ballot is provided to you as a member of Lincolnway Energy, LLC. The units held by you will be voted in accordance with your specifications provided in this Ballot if this Ballot is properly completed and timely returned to Lincolnway Energy, LLC. You must complete, date and sign this Ballot. You must deliver this Ballot to the principal office of Lincolnway Energy, LLC in person or by mail. In either case, the Ballot must be received at the principal office of Lincolnway Energy, LLC by no later than 3:00 p.m. on July 27, 2007 in order to be valid and counted. You will be permitted to revoke your Ballot after it has been received by Lincolnway Energy, LLC, but only in person at the principal office of Lincolnway Energy, LLC and only before 3:00 p.m. on July 27, 2007. If you timely revoke your Ballot, you will be provided with another ballot that you may complete and return to Lincolnway Energy, LLC by no later than 3:00 p.m. on July 27, 2007.

This Ballot is solicited on behalf of the Directors of Lincolnway Energy, LLC.

Election of Directors

There are two director positions to be filled, and there are five nominees for those two positions. You cannot vote for more than two of the nominees. If you do, your vote will not be counted, and you will be deemed to have withheld voting for any of the nominees. You can vote for only one nominee. In that case, your vote for the nominee designated by you will be counted, and you will be deemed to have withheld voting for all of the other nominees. If you do not vote for any of the nominees, you will be deemed to have withheld voting for any of the nominees. You will in each case still be counted for purposes of establishing a quorum for the vote for the election of the two directors.

I hereby vote FOR the following nominees for director (TO VOTE FOR A NOMINEE PLACE AN "X" IN THE BOX NEXT TO THE NAME OF THE NOMINEE)

☐ David Eggers	☐ David Hassebrock	☐ Kurt Olson

☐ Lad Grove	☐ Richard Johnson

Dated: __________________, 2007.

[SIGNATURE BLOCK FOR INDIVIDUALS	[SIGNATURE BLOCK FOR ENTITY]
OR JOINT—BOTH parties must sign]	(Corporation, Partnership, Trust, IRA)

________________________________________	____________________________________
(Signature 1)	(PRINTED Entity Name)

Printed Name 1:____________________________	By:_________________________________
(Authorized Signature)
________________________________________	____________________________________
(Signature 2)	(Printed Authorized Name)

Printed Name 2: ___________________________	Title: _______________________________